Exhibit 10.5

Execution Version

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on August 19, 2016 (the “Effective Date”), by and among:

1.	Four Seasons Education (Cayman) Inc., an exempted company incorporated under the Laws of the Cayman Islands (the “Company”);

2.	Four Seasons Education (Hong Kong) Limited, a company incorporated under the Laws of Hong Kong (the “Holdco Subsidiary”);

3.	Shanghai Fuxi Enterprise Management Consulting Co., Ltd. ( ) a wholly-foreign-owned limited liability company established under the Laws of the PRC (“WFOE”);

4.	Shanghai Four Seasons Education and Training Co., Ltd. ( ), a limited liability company established under the Laws of the PRC (the “Domestic Company”);

5.	Mr. Peiqing TIAN ( ), the holder of PRC ID card numbered 310110196202283271 (the “Principal”);

6.	Four Seasons Education Holdings Limited, a company organized under the Laws of the British Virgin Islands (the “BVI Company”); and

7.	each Person listed on Schedule A attached hereto (each, an “Investor” and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A	The Company holds 100% of the equity interest in the Holdco Subsidiary, which holds 100% of the equity interest in the WFOE. The WFOE, in turn, Controls the Domestic Company through Control Documents.

B	Neither the Company nor the Holdco Subsidiary engages in any business or operations other than holding their respective interests in the Group. The WFOE and the Domestic Company are engaged in the business of culture education and training (collectively, the “Business”).

C	The Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, certain Series A -1 Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series A-1 Preferred Share Purchase Agreement dated August 19, 2016 by and among the Company, the BVI Company, the Holdco Subsidiary, the Domestic Company, the Principal, the Investors and other parties thereto (the “Purchase Agreement”).

D	The Parties entered into a shareholders agreement dated as of February 17, 2015 (the “Previous Shareholders agreement”) in relation to the management of the Company and the relationship among the shareholders of the Company and other related parties.

E	The Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

F	The Parties desire to enter into this Agreement for the purpose, among others, of (i) terminating, superseding and replacing in its entirety the Previous Shareholders Agreement, (ii) setting out the rights and obligations of the shareholders of the Company, and (iii) making the respective representations, warranties, covenants and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1	The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means International Financial Reporting Standards as promulgated from time to time by the International Accounting Standards Board (the “IASB”) (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB’s pronouncements thereon from time to time, applied on a consistent basis, or generally accepted accounting principles in Hong Kong.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any Controlling shareholder of such Investor, (w) any of such shareholder’s or such Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or such Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of ten (1 0) percent or more of any class of Equity Securities of such corporation or organization, or (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity.

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“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in New York, the Cayman Islands, Hong Kong or the PRC.

“Captive Structure” means the structure under which the WFOE Controls the Domestic Company through the Control Documents.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Cheng Wei” means Chengwei Capital HK Limited.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies issued by SAFE on July 4, 2014.

“Closing” has the meaning set forth in the Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “ Controlled” and “Controlling” have meanings correlative to the foregoing.

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“Control Documents” has the meaning set forth in the Purchase Agreement.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Crimson” means Crimson Capital Partners III, LP.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the Holdco Subsidiary, the Domestic Company, and the WFOE, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“Holders” mean the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

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“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

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“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Memorandum and Articles” means the Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including, without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Holders Majority” means the holders of at least seventy percent (70%) of the voting power of the outstanding Preferred Shares (voting together as a single class and on an as converted basis).

“Preferred Shares” means, collectively, the Series A Preferred Shares and the Series A-1 Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qualified IPO” means a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$200,000,000 and that results in gross proceeds to the Company of at least US$50,000,000, or in a public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange approved by the Supermajority Preferred Holders, so long as such offering satisfies the foregoing market capitalization and gross proceeds requirements.

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“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing to the extent sold by a Holder in a transaction other than an assignment pursuant to Section 16.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 , or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means (i) any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, (ii) any relative or spouse (or relative of such spouse) of any of the foregoing, and (iii) any Affiliate or Associate of any of the foregoing described in clause (i) and (ii) above.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in this Agreement and the Memorandum and Articles.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in this Agreement and the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Subsidiary” means, with respect to any given Person, any other Person that IS Controlled directly or indirectly by such given Person.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

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“Trade Sale” means any of the following events: (a) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the Members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; (b) a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or (c) the exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party.

“US” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4(ii)
Agreement	Preamble
Approved Sale	Section 14.1
Arbitration Notice	Section 16.5(i)
Business	Recitals
BVI Company	Preamble
Company	Preamble
Confidential Information	Section 15.13
Co-Sale Notice	Section 8.3(i)
Direct US Investor	Section 15.11(iii)
Dispute	Section 16.5(i)
Drag Holders	Section 14.1
Domestic Company	Preamble
Effective Date	Preamble
ESOP	Section 7.3(i)
Exempt Registrations	Section 3.4
Exercising Shareholder	Section 8.2(ii)(c)
Financing Terms	Section 15.13
First Participation Notice	Section 7.4(i)
HKIAC	Section 16.5(ii)
HKIAC Rules	Section 16.5(ii)
Holdco Subsidiary	Preamble
Indirect US Investor	Section 15.11(iii)
Investors	Preamble
New Securities	Section 7.3
Offered Shares	Section 8.2(i)
Offeror	Section 14.1
Option Period	Section 8.2(ii)(a)
Ordinary Directors	Section 12.1(i)

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Oversubscription Participants	Section 7.4(ii)
Party	Preamble
Permitted Transferee	Section 8.5
PFIC Shareholder	Section 15.11(iii)
Preemptive Right	Section 7.1
Principal	Preamble
Pro Rata Share	Section 7.2
Purchase Agreement	Preamble
Re-allotment Period	Section 8.2(ii)(c)
Restricted Business	Section 15.9
Rights Holder	Section 7.1
Second Notice	Section 8.2(ii)(c)
Second Participation Notice	Section 7.4(ii)
Second Participation Period	Section 7.4(ii)
Security Holder	Section 15.2
Selling Shareholder	Section 8.3(i)
Series A Director	Section 12.1(i)
Subsidiary Board	Section 12.1(ii)
Transfer	Section 8.l(i)
Transferor	Section 8.2(i)
Transfer Notice	Section 8.2(i)
Violation	Section 5.l(i)
WFOE	Recitals

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (ix) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (x) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xi) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xii) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

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2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding ten (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.

2.3	Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

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(2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4) with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States) (as the case may be) is not available for such offering by the Holders.

(ii) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority in voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that Holders representing two-thirds in voting power of the Registerable Securities proposed to be registered by the Initiating Holders shall have the right to withdraw their request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (1 0) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (1 0) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3	Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to all of the Registrable Securities requested to be Registered in connection with the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in connection with any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

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(ii) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (1 0) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least two thirds in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

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(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11 (a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the written consent of the holders of at least two thirds of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

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4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least two-thirds in voting power of the Registrable Securities requested to be Registered by the Initiating Holders in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least two-thirds in voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was unknown to the Holders at the time of their request for Registration and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.	Registration-Related Indemnification.

5.1	Company Indemnity.

(i) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

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(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2	Holder Indemnity.

(i) To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

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6.	Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least two thirds of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

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6.3 “Market Stand-Off’ Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’ s Qualified IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus, as may be extended in line with customary market practice, by up to a maximum of 32 days, to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the Qualified IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investor agrees to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Preferred Holders Majority to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

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7.	Preemptive Right.

7.1 General. The Company hereby grants to each holder of Preferred Shares (“Rights Holder”) a right of first refusal (the “Preemptive Right”) to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below) of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement.

7.2 Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all Rights Holders immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i) up to 3,000,000 (such number can be increased from time to time as approved by the Preferred Holders Majority) Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plans (“ESOP”) duly approved in accordance with Section 13;

(ii) any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved in accordance with Section 13;

(iii) any Equity Securities of the Company issued pursuant to the Qualified IPO;

(iv) any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 13; and

(v) any Ordinary Shares issued upon the conversion of the Preferred Shares.

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7.4	Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (1 0) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii) Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Rights within ten (1 0) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon such other terms as are not more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the purchaser(s) of such New Securities shall be required to enter into this Agreement as a Principal or an agreement substantially similar thereto, unless otherwise agreed by the Preferred Holders Majority. Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell such New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

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8.	Restriction on Transfers; Rights of First Refusal and Co-Sale Rights.

8.1	Restriction on Transfers.

(i) Principal and BVI Company. None of the Principal or the BVI Company, regardless of Principal’s employment status with the Company, shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by the Principal or the BVI Company to any third party prior to a Qualified IPO, without the prior written consent of the Preferred Holders Majority.

(ii) Investors. For the avoidance of doubt, the Investors may freely Transfer any Equity Securities of the Company now or hereafter owned or held by them without limitation; provided that (i) such Transfer is effected in compliance with all applicable Laws and (ii) the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such Transfer. The Company will update its register of members upon the consummation of any such permitted Transfer.

(iii) Prohibited Transfers Void. Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other Party.

(iv) No Indirect Transfers. Each of the Principal and the BVI Company agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person, or otherwise. The Principal and the BVI Company furthermore agrees that, so long as the Principal is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities of the BVI Company of the Principal to any third party without the prior written consent of the Preferred Holders Majority shall be prohibited, and the Principal and the BVI Company agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of the BVI Company to any third party without the prior written consent of the Preferred Holders Majority. Any purported Transfer, sale or issuance of any Equity Securities of the BVI Company in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, the Principal or BVI Company) shall recognize any such Transfer, sale or issuance.

(v) Exempt Transaction. Regardless of anything else contained herein, Sections 8 of this Agreement shall not apply with respect to a transfer made to an Investor pursuant to Section 8.2 of this Agreement.

8.2	Rights of First Refusal.

(i) Transfer Notice. To the extent the applicable consent of the Investors is given pursuant to Section 8.1, if the Principal or the BVI Company (the “Transferor”) proposes to Transfer any Equity Securities of the Company or any interest therein to one or more third parties, then the Transferor shall give the Company and the Investors written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

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(ii)	Option of Investors.

(a) Each Investor shall have an option for a period often (10) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its Pro Rata Share of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(b) For the purposes of this Section 8.2(ii), an Investor’s “Pro Rata Share” of such Offered Shares shall be equal to (i) the total number of such Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Investor on the date of the Transfer Notice (including all Preferred Shares held by such Investor on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Investors on such date (including all Preferred Shares held by such Investors on an as-converted to Ordinary Share basis).

(c) If any Investor fails to exercise its right to purchase its full Pro Rata Share of such Offered Shares, the Transferor shall deliver written notice thereof (the “Second Notice”), within five (5) days after the expiration of the Option Period, to the Transferor and to each Investor that elected to purchase its entire Pro Rata Share of the Offered Shares (an “Exercising Shareholder”). The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (1 0) days after receipt of the Second Notice (the “Re-allotment Period”); provided, however, that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(d) Subject to applicable securities Laws, each Investor shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Investor notifies the Company and the Transferor in writing and such Affiliates shall execute and deliver such documents and take such other actions as may be necessary for such Affiliates to join in and be bound by the terms of this Agreement as an “Investor” (if not already a party hereto) upon and after such Transfer.

(iii) Procedure. If any Investor gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, any re-allotment, then payment for the Offered Shares to be purchased shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased, at a place agreed to by the Transferor and all the Exercising Shareholders and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 30th day after the Investors’ receipt of the Transfer Notice, unless such notice contemplated a later closing date with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 8.2(iv), in which case the closing shall be on such later date or as provided in Section 8.2(iv)(d). The Company will update its register of members upon the consummation of any such Transfer.

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(iv)	Valuation of Property.

(a) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Investors shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b) If the Transferor, and the Exercising Shareholders holding a majority of the Offered Shares elected to be purchased by all Exercising Shareholders cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of such groups or, if they cannot agree on an appraiser within the Option Period, each such group shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(c) The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the purchasers pro rata based on the number of Offered Shares such purchaser is purchasing, on the other hand.

(d) If the value of the purchase price offered by the prospective transferee is not determined within 30 days following the Investors’ receipt of the Transfer Notice from the Transferor, the closing of the purchase of Offered Shares by the Exercising Shareholders shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 8.2(iv).

8.3	Right of Co-Sale.

(i) To the extent the Investors do not exercise their respective rights of first refusal as to all of the Offered Shares proposed to be sold by the Transferor to the third party transferee identified in the Transfer Notice, the Transferor shall give notice thereof to the Investors (the “Co-Sale Notice”) (specifying in such Co-Sale Notice the number of remaining Offered Shares as well as the number of Shares that the Investors may participate with), and the Investors shall have the right to participate in such sale, to the third party transferee identified in the Transfer Notice, of the remaining Offered Shares not purchased pursuant to Section 8.2, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable than the terms and conditions offered to the Transferor) (and for the same consideration on an as converted to ordinary share basis) by notifying the Transferor in writing within ten (10) days following the date of the Co-Sale Notice (each such electing Investor, a “Selling Shareholder”). Such Selling Shareholder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Transferor may sell in the Transfer to the third party transferee identified in the Transfer Notice shall be correspondingly reduced.

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(ii) The total number of Equity Securities that each Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the remaining Offered Shares being transferred to the third party transferee identified in the Transfer Notice after giving effect to the exercise of all rights of first refusal pursuant to Section 8.2 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted to Ordinary Share basis) owned by such Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted to Ordinary Share basis) owned by the Transferor and all Selling Shareholders.

(iii) Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser, before the applicable closing, one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Shareholder elects to sell; provided. however that if the prospective third party purchaser objects to the delivery of Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares) and certificates corresponding to such Ordinary Shares, and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(iv) The share certificate or certificates that a Selling Shareholder delivers to the Transferor pursuant to this Section 8.3 shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which such Selling Shareholder is entitled by reason of its participation in such sale. The Company will update its register of members upon the consummation of any such Transfer.

(v) To the extent that any prospective purchaser prohibits the participation by a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Shareholder such shares or other securities that such Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

8.4	Non-Exercise of Rights.

(i) If the Investors do not elect to purchase all of the Offered Shares in accordance with Section 8.2, then, subject to the right of the Investors to exercise its rights to participate in the sale of Offered Shares within the time periods specified in Section 8.3, the Transferor shall have a period of sixty (60) days from the expiration of the Option Period in which to sell the remaining Offered Shares to the third party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement with respect to the Offered Shares, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

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(ii) In the event the Transferor does not consummate the sale of such Offered Shares to the third party transferee identified in the Transfer Notice within sixty (60) day period, the rights of the Investors under Section 8.2 and Section 8.3 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(iii) The exercise or non-exercise of the rights of the Investors under this Section 8 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

8.5 Limitations to Rights of First Refusal and Co-Sale. Subject to the requirements of applicable Law, the restrictions under Section 8.1 and the right of first refusal and right of co-sale of the Investors under Sections 8.2 and 8.3 shall not apply to (a) any sale of Equity Securities of the Company to the public pursuant to a Qualified IPO, and (b) Transfer of any Equity Securities of the Company now or hereafter held by the Principal or his BVI Company to the Principal’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of the Principal or the Principal’s parents, children, spouse for bona fide estate planning purposes (each such transferee pursuant to clause (b) above, a “Permitted Transferee”); provided, that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Rules and Regulations, (ii) respecting any transfer pursuant to clause (b) above, the Principal has provided the Investors reasonable evidence of the bona fide estate planning purposes for such transfer and reasonable evidence of the satisfaction of all applicable filings or registrations required by SAFE under the SAFE Rules and Regulations, and (iii) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed a document in form and substance reasonably satisfactory to the Investors assuming the obligations of the Principal or the BVI Company under this Agreement as the Principal or the BVI Company, with respect to the transferred Equity Securities; provided further, that the Transferor shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement.

9. Lock-Up. In addition to but not in lieu of any other transfer restriction contained herein, the Principal and the BVI Company agrees that such Person will not during the period commencing on the date of the final prospectus relating to the first underwritten registered public offering of the Ordinary Shares and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus, as may be extended in line with customary market practice, by up to a maximum of 32 days, to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company or the BVI Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or other securities, in cash or otherwise. The underwriters in connection with such public offering are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Principal and the BVI Company agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

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10. Legend. Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by a Party and their permitted transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND AMONG THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

The Company may annotate its register of members with an appropriate, corresponding legend. At such time as Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

11.	Information and Inspection Rights.

11.1 Delivery of Financial Statements. The Group Companies shall deliver to each Rights Holder the following documents or reports:

(i) within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by an internationally reputable firm of independent certified public accountants acceptable to the Preferred Holders Majority, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(ii) within forty-five (45) days of the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

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(iii) within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company as of the end of such month, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(iv) an annual consolidated budget and strategic plan at least thirty (30) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each month during such fiscal year of each Group Company; projected detailed budgets for each such month; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(v) copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company;

(vi) as soon as practicable, any other information reasonably requested by any such Rights Holder.

11.2 Inspection Rights. The Group Companies and the Principal covenant and agree that each Rights Holder shall have the right to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

12.	Election of Directors.

12.1	Board of Directors.

(i) The Company shall have a Board consisting of seven (7) directors, which shall include one (1) member appointed by Cheng Wei and one (1) member appointed by Crimson (collectively, the “Series A Directors”). The holders of a majority of the voting power of the outstanding Ordinary Shares shall have right to designate the remaining five (5) members of the Board (the “Ordinary Directors”).

(ii) Unless otherwise agreed by the Preferred Holders Majority, each Group Company shall, and the Parties hereto shall cause each Group Company to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), and (iii) maintain the authorized size of each Subsidiary Board at all times so that it is the same as the same authorized size of the Board.

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12.2	Voting Agreements

(i) With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, and shall procure any director appointed thereby as of right to the board of any Group Company to exercise such director’s power, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board and any Subsidiary Board at seven (7) directors, (ii) to cause the election or re-election as members of the Board and any Subsidiary Board of each of the individuals designated pursuant to Section 12.1, and (iii) against any nominees not designated pursuant to Section 12.1.

(ii) Any Director designated to the board of any Group Company pursuant to Section 12.1 may be removed from such board, either with or without cause, on the strength of the written request of such Person or group of Persons as would then be entitled to designate such Director pursuant to Section 12.1, and the Parties agree not to seek, vote for or otherwise permit the removal of any such Director without such written request. Any Person or group of Persons then entitled to designate any individual to be elected as a Director to serve on the board of any Group Company shall have the exclusive right at any time or from time to time to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (or given written consent in lieu thereof), and procure any Directors appointed thereby as of right to the board of directors of any Group Company to exercise their powers, in support of the foregoing.

12.3 Quorum. The Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of all Directors of such Group Company then in office, provided that such majority includes both Series A Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board. Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all directors of the Board or the applicable Subsidiary Board seven (7) days prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 12.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting because of the absence of any Director, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the directors present at the meeting shall adjourn the meeting to the third following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all directors one day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company and, if at the adjourned meeting, the number of directors required to be present under this Section 12.3 for such meeting to proceed is not present within one half hour from the time appointed for the meeting because of the absence of any Director, then the presence of such Director(s), shall not be required at such adjourned meeting.

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12.4 Expenses. The Company will arrange the accommodation and the transportation for each non-employee Board member and each non-employee Subsidiary Board member for their attending board or committee meetings and pay or reimburse them for the reasonable out of pocket expenses incurred in connection with performing their duties as directors and committee members and as approved by the Company.

12.5 Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

12.6 D&O Insurance. The Company shall, at the request of the Preferred Holders Majority, purchase, and thereafter shall maintain, directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Preferred Holders Majority, in relation to any person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, except to the extent otherwise agreed by the Preferred Holders Majority. To the maximum extent permitted by the Law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each of its Directors and shall comply with the terms of the Indemnification Agreement (as defined in the Purchase Agreement), and at the request of any Director who is not a party to an Indemnification Agreement, shall enter into an indemnification agreement with such director in similar form to the Indemnification Agreement.

13.	Protective Provisions.

13.1 Acts of the Group Companies Requiring Approval of the Preferred Holders Majority. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Preferred Holders Majority in advance:

(i) any material change to the business scope, or nature of business of any Group Company, or cessation of any business line of any Group Company;

(ii) any Deemed Liquidation Event or any Share Sale or any merger, amalgamation, scheme or arrangement or consolidation of any Group Company with any Person;

(iii) amendment or change of the rights, preferences, privileges or powers of, or the restrictions applicable to the Series A Preferred Shares or Series A-1 Preferred Shares;

(iv) creation, authorization, cancellation or issuance of any class or series of Equity Securities for any Group Company except for (A) the Series A Preferred Share as provided by the Previous Purchase Agreement; (B) the Series A-1 Preferred Share as provided by the Purchase Agreement, (B) the Conversion Shares, or (C) any Equity Securities of the Company issued pursuant to ESOP;

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(v) any action that reclassifies any outstanding Shares;

(vi) any purchase, repurchase, redemption or retirement of any Equity Security of any Group Company;

(vii) any amendment or modification to any of the Charter Documents of any Group Company, other than amendments pursuant to and in compliance with Section 16.18 hereof;

(viii) the appointment, removal or the change to the Auditor or the auditors of any other Group Company;

(ix) the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(x) any change of the size or composition of the board of directors of any Group Company except as otherwise required herby;

(xi) any increase or decrease in the authorized or issued and outstanding Shares, or any series thereof;

(xii) the entry into any transaction or series of related transactions that, dispose or dilute the Company’s interest, directly or indirectly, in any other Group Company;

(xiii) sale, transfer, lease, assignment, incurrence of any Lien, parting with or disposal by any Group Company, whether directly or indirectly, of any property, assets or business of such Group Company other than in the ordinary course of business;

(xiv) any public offering of any Equity Securities of any Group Company;

(xv) the formation of any committee of the board of directors of any Group Company and any changes to the powers or scope of business of any such committee;

(xvi) the commencement or settlement of litigation involving the Company or any Group Company where the amount in dispute is more than US$50,000;

(xvii) any other actions or transaction out of the ordinary course of business of the Company; or

(xviii) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (i) through (xviii) requires the approval of the shareholders of the Company in accordance with the applicable Laws, and if the shareholders vote in favor of such act but the approval of the Preferred Holders Majority has not yet been obtained, the Preferred Holders Majority shall have, in such vote, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the resolution plus one.

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13.2 Acts of the Group Companies Requiring Investor Directors Approval. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of the Company shall not petmit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by each of the Series A Director in advance:

(i) making any distribution of more than thirty percent (30%) of the audited after-tax net profit of any fiscal year amongst the shareholders by way of dividend distribution, capitalization of reserves or otherwise;

(ii) payment to any employee with annual compensation in excess of RMB1,000,000 during any rolling 12 month period;

(iii) the reservation or allocation of any Equity Securities of any Group Company for the issuance to its employee under any incentive plan, including without limitation, the ESOP;

(iv) any amendment to the accounting policies previously adopted or any change of the term of the fiscal year for any Group Company;

(v) entering into any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party;

(vi) incurrence of any Indebtedness or other financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(vii) creation or issuance of any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of any Group Company except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$500,000 in aggregate during any financial year;

(viii) any sale, transfer, license, creation of charge, encumbrance or other disposal of any trademarks, patents or other intellectual property owned by any Group Company;

(ix) entering into any business agreement or a series of business agreements with any Person that exceed RMB 10,000,000 in value at any time in any financial year, other than revenue receiving business contracts;

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(x) any equity investment made by any Group Company, or the establishment of any new subsidiary by, or entry into any joint venture or partnership by any Group Company;

(xi) acquisition of any equity securities of any Person;

(xii) any transfer of Equity Securities in any Group Company;

(xiii) the appointment or removal or renewal of, and approval of the remuneration package for, any member of the senior management of any Group Company, including the chief executive officer, the chief operating officer, the chief financial officer, and any other management member at or above the level of vice president or comparable position;

(xiv) the approval of the annual budget of any Group Company, or any deviation therefrom or any amendment thereto;

(xv) appointment, removal or replacement of any signatory to any of the Company’s bank accounts;

(xvi) any capital commitment on the part of any of the Group Companies which, together with all other capital commitments or capital expenditures by the Group Companies, exceeds the amount of capital expenditures provided for in the annual budget; or

(xvii) the adoption, amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies and the grant of any option thereunder.

14.	Drag-Along Rights.

14.1 Drag-Along Obligations. If the holders of at least ninety percent (90%) of the voting power of the outstanding Ordinary Shares (including Preferred Shares on an as-converted to Ordinary Share basis), voting together as a single class, (collectively, the “Drag Holders”) approve a Trade Sale or other sale of the Company, whether structured as a merger, reorganization, asset sale, share sale, sale of control of the Company, or otherwise (the “Approved Sale”), to any Person (the “Offeror”), then at the request of the Drag Holders the Company shall promptly notify in writing each other holder of Equity Securities of the Company and the material terms and conditions of such proposed Approved Sale, whereupon each such holder shall, in accordance with instructions received from the Company at the direction of the Drag Holders:

(i) Sell, at the same time as the Drag Holders sell to the Offeror, in the Approved Sale, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holders sell, on the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security of the Company, may differ as between different classes of Equity Securities of the Company in accordance with their relative liquidation preferences as set forth in Article 8.2A of the Memorandum and Articles and provided further that some holders may be given the right or opportunity to exchange or roll a portion of their Equity Securities of the Company for Equity Securities of the acquirer or an Affiliate thereof in the Approved Sale but in such event there shall be no obligation to afford such right or opportunity to all of such holders.

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(ii) Vote all of its Equity Securities of the Company (a) in favor of such Approved Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Approved Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting.

(iii) Not exercise any dissenters’ or appraisal rights under applicable law with respect to such Approved Sale.

(iv) Take all necessary actions in connection with the consummation of such Approved Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of stock, of all certificates representing stock held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates.

(v) Restructure such Approved Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

14.2 Procedures. If the Drag Holders approve an Approved Sale, they shall deliver written notice thereof to the Company, and the Company promptly thereafter shall deliver such notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag-Along Notice”). Within 15 days following receipt of the Drag-Along Notice, each of such other Shareholders shall deliver to the Company written notice setting forth such Shareholders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag-Along Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).

14.3 In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Approved Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. None of the transfer restrictions set forth in this Agreement shall apply in connection with an Approved Sale, anything in this Agreement to the contrary notwithstanding.

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15.	Additional Covenants.

15.1 Business of the Group Companies. Except for holding the interest in the applicable Subsidiaries, neither the Company nor the Holdco Subsidiary shall engage in any business or operations without the consent of the Preferred Holders Majority. The business of each other Group Company shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 13.

15.2 SAFE Registration. If any holder or beneficial owner of any Equity Security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their best efforts to promptly obtain a Power of Attorney in the form attached hereto as Exhibit A from such Security Holder, and shall use their best efforts to cause the designated representative under such Power of Attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors) shall use their best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

15.3 Control Documents. The Principal and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of the Preferred Holders Majority. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Preferred Holders Majority which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

15.4 Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Preferred Holders Majority such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

15.5	Compliance with Laws; Registrations.

(i) The Principal, the BVI Company and the Group Companies recognize that the Investors are required to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and other applicable anti-bribery laws, rules or regulations. None of the Group Companies nor any director, officer, agent, employee, or other person associated with or acting on behalf of any Group Companies has or will, directly or indirectly, violate any provision of the FCPA or any such other applicable anti-bribery laws, rules or regulations, including: (i) use any corporate funds of any Group Companies for unlawful contributions, gifts, entertainment, or other expenses relating to political activity; (ii) make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds of any Group Companies; (iii) establish or maintain any unlawful or unrecorded fund of corporate moneys or other assets of any Group Companies; or (iv) make or receive any unlawful bribe, rebate, payoff, influence payment, kickback, or other payment. The Principal, the BVI Company and the Group Companies shall jointly and severally indemnify the Investors for any fines, penalties and other costs or damages arising from any violation of this provision, the FCPA and any such other applicable anti-bribery laws, rules or regulations.

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(ii) Without limiting the generality of the foregoing, the Principal, the BVI Company and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, the Ministry of Education, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

15.6 Insurance. If requested by the Preferred Holders Majority, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, public liability insurance, key man insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

15.7 Intellectual Property Protection. Except with the written consent of the Preferred Holders Majority, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Preferred Holders Majority, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Preferred Holders Majority.

15.8 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Preferred Holders Majority to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

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15.9 Non-compete. Unless the Preferred Holders Majority otherwise consents in writing, the Principal (a) shall devote his or her full time and attention to the business of the Group Companies and will use his or her best efforts to develop the business and interests of the Group Companies until the first anniversary of the consummation of the Qualified IPO, unless his or her earlier resignation or an alternative arrangement is approved by the Preferred Holders Majority, and (b) so long as the Principal is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for two years after the Principal is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by the Principal, directly or indirectly, of less than 1% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any director, officer, consultant or employee of any Group Company. The Principal expressly agrees that the limitations set forth in this Section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section shall be enforceable by each Group Company and the Investor separately and independently of the right of the other Group Companies and the other Investors.

15.10 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

15.11	United States Tax Matters.

(i) None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(ii) The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

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(iii) The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1 (g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(iv) The Principal represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. The Principal shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(v) The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares inform the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

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15.12 Other Tax Matters. The Parties (other than the Investors) agree to jointly and severally indemnify the Investors from and against (i) any Taxes imposed on the Investors by any PRC Governmental Authority in connection with its investment in the Company, and (ii) any loss, claim, liability, expense, or other damage (including diminution in the value of the Company business or the Investors’ investment in the Company) attributable to (a) any Taxes (or the non-payment thereof) of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes (but does not end on) the Closing, (b) any Taxes of any other Person imposed by any Governmental Authority on any Group Company as a transferee, successor, withholding agent, accomplice, or party providing conveniences in connection with an event or transaction occurring before the Closing, and (c) any breach of any representations or warranties contained in Section 15.11.

15.13	Confidentiality.

(i) The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

(ii) Notwithstanding the foregoing, (i) each member of the Group and each Investor, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate non-disclosure obligations; and (ii) each Investor may disclose any of the Financing Terms to its fund manager and the employees thereof so long as such Persons are under appropriate non-disclosure obligations.

(iii) In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 15.13, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other Parties.

(iv) Notwithstanding any other provision of this Section 15.13, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted Party; or (iv) disclosures to a Party’s accountants and attorneys so long as they agree to keep such disclosures confidential.

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16.	Miscellaneous.

16.1 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, 8, 11, 12, 13, 13.2 and 15 (except for 15.9) shall terminate on the earliest of the consummation of the Qualified IPO or a Deemed Liquidation Event. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6, 15.9, 15.13 and Section 16). If any Party hereto no longer holds any Equity Securities of the Company, its rights and obligations under the Agreement shall terminate, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 15.9, 15.13 and Section 16). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

16.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The Principal irrevocably agrees to cause his BVI Company to perform and comply with all of its covenants and obligations under this Agreement.

16.3 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Investors hereunder (including, without limitation, registration rights) are assignable (together with the related obligations) to an Affiliate, or a third party in connection with the transfer of Equity Securities of the Company held by the Investors but only to the extent of such transfer. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

16.4 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

16.5	Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

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(iii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

16.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule B (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

16.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

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16.8 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

16.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

16.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

16.11 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Preferred Holders Majority; and (iii) the Principal; provided, however, that (1) no amendment or waiver shall be effective or enforceable in respect of a holder of any particular series of Preferred Shares of the Company if such amendment or waiver affects such holder materially and adversely differently from the other holders of the same series of Preferred Shares, unless such holder consents in writing to such amendment or waiver, and (2) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any parties. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

16.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

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16.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

16.14 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

16.15 Effectiveness. This Agreement shall become effective as of the Closing. As of the Closing, the Previous Shareholders Agreement shall terminate and be superseded and replaced in its entirety by this Agreement.

16.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

16.17 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

16.18 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

16.19 Aggregation of Shares. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of the Investors under this Agreement.

16.20 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

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16.21 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

[The remainder of this page has been intentionally left blank.]

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THE COMPANY:	Four Seasons Education (Cayman) Inc.

	By:	/s/ Peiqing Tian
	Name:	Peiqing Tian
Title

BVI COMPANY:	Four Seasons Education Holdings Limited

	By:	/s/ Peiqing Tian
	Name:	Peiqing Tian
Title

HOLD CO SUBSIDIARY	Four Seasons Education (Hong Kong) Limited

	By:	/s/ Peiqing Tian
	Name:	Peiqing Tian
Title

WFOE	Shanghai Fuxi Enterprise Management Consulting Co., Ltd.

( )

	By:	/s/ Peiqing Tian
	Name:	Peiqing Tian
Title

DOMESTIC COMPANY	Shanghai Four Seasons Education and Training Co., Ltd.

( )

[Company seal is affixed]

	By:	/s/ Peiqing Tian
	Name:	Peiqing Tian
Title:

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned (1) understands that this Agreement imposes obligations on him, (2) has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (3) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

PRINCIPAL:	/s/ Peiqing TIAN
Peiqing TIAN ( )

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Chengwei Capital HK Limited

By:	/s/ Eric X. Li
Name:	Eric X. Li
Title

Crimson Capital Partners III, L.P.

By:
Name:
Title

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Chengwei Capital HK Limited

By:
Name:
Title

Crimson Capital Partners III, L.P.
By: HML Clipper Capital Management, L.P. (General Partner)

By:	/s/ John-Paul Ho
Name:	John-Paul Ho
Title	Director of Crimson Asset Management Partners, Ltd.,
its General Partner

SCHEDULE A

List of Investors

NAME	CLASS OF SHARES	NUMBER OF SHARES
Chengwei Capital HK Limited	Series A	1,800,000
	Series A-1	1,333,333
Crimson Capital Partners III, L.P.	Series A	1,200,000
	Series A-1	888,889

Total	—	5,222,222

SCHEDULE B

ADDRESS FOR NOTICES

If to the Principal and the Group Companies:

Address:	Build #2, No. 865 Qiujiang Road, Zhabei District, Shanghai 200070, China
Tel:	+8621 6227 9368
Fax:	+8621 6227 9363
Attention:	Peiqing Tian

If to Changwei:

Address:	Lane 672 Changle Road, #33C, Shanghai 200040, China
Tel:	+8621 5404 8566
Fax:	+8621 5404 8766
Attention:	Eric X. Li

If to Crimson:

Address:	B3001-3005, City Center, 100 Zunyi Road, Shanghai 200051, China
Tel:	+8621 5306 2299
Fax:	+8621 6386 0166
Attention:	Joanne Zuo

EXHIBIT A

FORM OF POWER OF ATTORNEY

Donor:	Name:

ID card No.:

Address:

ZIP Code:

Telephone:

Attorney:	Name:

ID card No.:

Address:

ZIP Code:

Telephone:

The donor proposes to exercise its stock option/option under the warrant/option agreement executed by and between it and [●], a company established in accordance with the laws of [●] (the “Overseas Company”), on             , 20    . Subject to relevant conditions in the warrant/option agreement, the donor will obtain              ordinary shares of the Overseas Company (representing         % of the total share capital of the Overseas Company). The attorney is hereby appointed to complete relevant foreign exchange registration formalities in respect of the above exercise of the stock option/option.

The delegated authority of the attorney is as follows: to propose an application on behalf of the donor, to complete the formalities regarding statements, acknowledgements, amendments or waivers, to receive relevant notices, certifications, documents and other materials, and to handle all other matters related to the foreign exchange registration.

Donor:                                      (Signature)

Date:                         , 20